UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2016

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 Vantis, Suite 350 Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 20, 2016, Sunstone Hotels Investors, Inc. (the “Company”) and Sunstone Hotel Partnership, LLC (the “Operating Partnership”) entered into a Note and Guarantee Agreement (the “Note Agreement”) with the various purchasers named therein (the “Purchasers”) which provides for the private placement of $240 million of senior unsecured notes of the Operating Partnership, of which (i) $120 million are designated as 4.69% Series A Guaranteed Senior Notes due January 10, 2026 (the “Series A Notes”) and (ii) $120 million are designated as 4.79% Series B Guaranteed Senior Notes due January 10, 2028 (the “Series B Notes” and, together with the Series A Notes, the “Notes”). The issuance and sale of the Notes is expected to occur at closing on January 10, 2017, subject to customary closing conditions (the “Private Placement”). Obligations under the Notes will be unconditionally guaranteed by the Company.

Upon issuance, the Notes will pay interest semiannually on the tenth day of January and July in each year until maturity. The Operating Partnership may prepay at any time all, or from time to time any part of, either series of the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid plus a make-whole amount. The make-whole amount is equal to the excess, if any, of the discounted value of the remaining scheduled payments with respect to the Notes being prepaid over the aggregate principal amount of such Notes (as more particularly described in the Note Agreement).

The Note Agreement contains a number of customary financial covenants, including a maximum leverage ratio, a minimum fixed charge coverage ratio, secured and unsecured leverage ratios, a minimum debt service coverage ratio and a minimum unencumbered property requirement. The Note Agreement also contains representations, warranties, covenants, terms and conditions customary for transactions of this type, including limitations on liens, incurrence of debt, investments, mergers and asset dispositions, covenants to preserve corporate existence and comply with laws and default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, cross-defaults and guarantor defaults. The occurrence of an event of default under the Note Agreement could result in the Purchasers accelerating the payment of all obligations under the Notes. These financial and restrictive covenants and default provisions are substantially similar to those contained in the Company’s existing credit facility.

Net proceeds from the Private Placement will be used for the repayment of existing secured indebtedness, consisting of the mortgage loan secured by the Embassy Suites Chicago and the mortgage loan secured by the Marriott Boston Long Wharf. The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. At closing of the Private Placement, the Operating Partnership will issue and sell the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The above summary of the Note Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Agreement.    The Company will file a copy of the Note Agreement, including the forms of the Notes, as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2016.

Item 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OGLIBATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 Entry into a Material Definitive Agreement is incorporated herein by reference into this Item 2.03.

Item 7.01. REGULATION FD DISCLOSURE.

On December 20, 2016, the Company issued a press release announcing the entry into the Note Agreement described above. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under Item 7.01 and in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. These forward-looking statements relate to the closing of the Private Placement and the use of proceeds from the transaction. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information.

These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.  FINANCIAL STATEMENT AND EXHIBITS.

(d) The following exhibits are furnished herewith:

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 20, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: December 20, 2016	By:	/s/ Bryan A. Giglia
Bryan A. Giglia Principal Financial Officer and Duly Authorized Officer